Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Bridgeport Ventures Inc. (the “Company”) on Form 20-F for the fiscal year ended April 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), the undersigned officer of the Company hereby certifies that to the best of such officer’s knowledge:

1.	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 18, 2012

By: /s/ Shastri Ramnath
       Shastri Ramnath
       President and Chief Executive Officer
       (principal executive officer)